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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Page 86


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112172) and the Registration Statements on Form S-8 (Nos. 333-113690, 333-89473, 333-23091, 333-39493, 333-54018, 333-54026, and
333-71548) of our report dated April 28, 2003, except for Note 4, as to which the date is January 22, 2004, relating to the consolidated financial statements of Drexler Technology Corporation which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 28, 2003 relating to the financial statement schedule for Fiscal 2003 and Fiscal 2002, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
June 15, 2004